EXHIBIT NO. 4.1
SELLING AGREEMENT January 13, 2005
Gaylord Karren, President Electric Aquagenics Unlimited, Inc. 1464 West 40 South, Suite #200 Lindon, Utah 84042

        Re:      Private Placement of Common Stock of Electric Aquagenics Unlimited, Inc.

Gentlemen:

    Electric Aquagenics Unlimited, Inc., a Delaware corporation (the "Company") develops, manufactures and markets equipment that uses water electrolysis to create fluids that sanitize and clean surfaces without toxicity and at lower costs than for traditional chemically based toxic products. The Company desires to raise capital by the sale of common stock (the "Common Stock") at a price of $3.50 per share (the "Shares"). Each Share has a purchase price of $3.50 payable in cash in full upon subscription. The
Company hereby confirms as follows its agreement with Nexcore Capital, Inc. ("Nexcore"), a registered member in good standing of the
National Association of Securities Dealers, Inc. ("NASD"), under which Nexcore will act as a non-exclusive agent for the Company in connection with the offering of the Shares.

    1.     Memorandum. The Company has caused the preparation of a private placement memorandum dated January 11, 2005
("Memorandum") relating to the Company covering the Shares.

    2.     Appointment of Agent. On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, Nexcore is hereby appointed as a non-exclusive agent of the Company to offer and sell the Shares in a private placement. Nexcore covenants to offer and sell Shares on behalf of the Company in accordance with the terms of this Agreement and the Memorandum, and not to misrepresent orally or in writing any of the facts regarding the Company, its business, or the offering. Nexcore covenants to closely supervise all of its representatives in the offering of the Shares and to comply with all applicable federal and state securities laws and NASD rules and regulations. Nexcore is not responsible for the contents of the Memorandum. Nexcore covenants not to use any written material or oral statements in offering or selling the Shares which are not specifically authorized by the Company, provided, that Nexcore is specifically authorized to use the Memorandum.
Subject to the performance by the Company of its obligations to be performed hereunder, and to the accuracy of all the representations and warranties contained herein, Nexcore hereby accepts such agency and agrees to perform its obligations hereunder.

    3.     Representations and Warranties of the Company. The Company represents warrants and agrees with Nexcore for
Nexcore's benefit that:

           (a)     All action required to be taken by the Company as a condition to the issuance and sale of the Shares has been taken.

           (b)     The Company is duly and validly organized, existing and in good standing as a corporation under the laws of the State of Delaware, with full power and authority to conduct its business and proposed business as described in the Memorandum.
The Company has good unencumbered title to all government licenses and permits necessary to conduct its business, and is duly qualified to conduct its business in all jurisdictions in which such qualification is necessary or appropriate.

           (c)     From the commencement of the offering period through the Offering Termination Date, as that term is defined in the
Memorandum, the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (d)     This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid, binding and enforceable agreement of the Company.

           (e)     No federal or state securities agency has issued an order preventing or suspending the offering or the use of the Memorandum with respect to the sale of the Shares. The Company will notify Nexcore promptly upon the issuance of any such order and furnish Nexcore with a copy thereof. The Memorandum and any amendment or supplement thereto will comply and will continue to comply with all applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of
1934, as amended (the "Exchange Act"), and any other applicable federal and state laws and regulations at all times during the term of this Agreement.

           (f)     No consent, approval, authorization or other order of any governmental authority is required in connection with the execution, delivery or performance by the Company of this Agreement.

           (g)     The execution and delivery of this Agreement will not constitute a breach of, or default under, any instrument by which the Company is bound or, to the best of its knowledge, any order, rule or regulation applicable to the Company, of any court or any governmental body or administrative agency having jurisdiction over the Company.

    4.     Nexcore Representations and Warranties. Nexcore represents and warrants that it is duly and fully licensed under the rules and regulations of the NASD and is capable of performing and satisfying its obligations under this Agreement. Nexcore further represents and warrants that Nexcore's execution and performance of this Agreement will not cause Nexcore to be in default under or to violate any agreement, law, rule, regulation, order or judgment.

    5.     Compensation to Nexcore. In consideration for Nexcore's services hereunder, the Company covenants to pay to Nexcore a nine percent (9%) selling commission equal to 9% of the total purchase price of Shares sold by representatives who are registered with Nexcore. The selling commission payable to Nexcore will be paid periodically as sales of Shares are accepted by the Company.

    6.     Non-Accountable Expenses Reimbursement; Incentive Compensation. In consideration for non-accountable expenses incurred by Nexcore in connection with the offering, Nexcore will be paid a non-accountable expense allowance of three percent (3%)
of the amount of subscriptions accepted by the Company. The non-accountable expense is intended to reimburse Nexcore for marketing costs and expenses related to the marketing of shares in this offering. As additional incentive compensation for Nexcore, Nexcore will also be granted warrants to purchase up to nine percent (9%) of the number of shares of common stock sold in the offering (i.e.
76,500 shares if $2,975,000 is raised), exercisable at any time beginning six (6) months from the close of the offering until April
11, 2010 for a purchase price of $5.00 per share.

    7.     Offering Costs. The Company will pay offering expenses for financial service fees, legal fees, accounting fees, transfer agent fees, blue sky fees, and printing costs.

    8.     Covenants of the Company. The Company covenants with Nexcore that:

       (a)     The term of this Agreement will commence on the date first above written and will terminate on the Offering
Termination Date, as defined in the Memorandum, unless sooner terminated by the written agreement of both parties to this Agreement.

       (b)     If any event relating to the Company occurs which requires, in the opinion of the Company's counsel, an amendment or supplement to the Memorandum in order that the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, the Company will forthwith prepare the amendment or supplement to the
Memorandum and deliver a copy thereof to Nexcore. The Company will furnish such information to Nexcore as Nexcore may from time to time reasonably request.

       (c)     The Company will endeavor in good faith to qualify the Shares for offering and sale under, or to establish the exemption of the offering and sale of the Shares from qualification or registration under, applicable state securities or "blue sky" laws. The Company will pay all legal fees and related expenses in connection with qualifying the Company under said "blue sky"
laws, except as otherwise provided in Section 7 of this Agreement.

       (d)     The Company will not offer to sell Shares in any state in which such offer would be unlawful. The Company will bear all of the costs and liability incurred by it or Nexcore as a result of the unlawful offer of Shares by the Company in any state, unless Nexcore directly causes such unlawful offer without the participation of the Company.

       (e)     The Company covenants to issue financial statements and reports in accordance with the Memorandum.

       (f)     Nexcore will have reasonable review and approval rights with respect to the Memorandum and its contents.

       (g)     The offering of Shares will provide for total capital of not more than $2,975,000 contributed to the
Company for the purchase of Shares.

    8.     Payment of Expenses and Fees. Except as provided in Sections 5, 6 and 7 of this Agreement, Nexcore and the Company will each pay its own expenses incident to the transactions contemplated by this Agreement. The Company will bear all of the fees and expenses incurred in printing of the Memorandum.

    9.     Noncircumvention. The Company covenants not to directly or indirectly circumvent Nexcore or any of its affiliates with respect to any relationships introduced or made known to the Company by Nexcore as a direct or indirect result of this
Agreement, including but not limited to investors, purchasers of power, and professionals, without the prior written consent of
Nexcore. In the event of a breach of this section by the Company, Nexcore will have all injunctive and equitable relief available, as well as all other remedies at law or in equity.

    11.    Conditions of Nexcore's Obligations. Nexcore's obligations hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company in this Agreement and to the performance by the Company of its obligations hereunder.

    12.    Conditions of the Obligations of the Company. The obligations of the Company hereunder are subject to the accuracy of and the compliance with Nexcore's representations and warranties in this Agreement and to the performance by Nexcore of its obligations hereunder.

    13.    Term of Agreement. The term of this Agreement will commence on the date first above written and will terminate on the Offering Termination Date, as that term is defined in the Memorandum. Either party may terminate this Agreement for any reason prior to the Offering Termination Date upon 30 days prior written notice to the other party.

    14.    Indemnification.

             (a)     The Company hereby indemnifies and holds Nexcore, Nexcore's affiliates, officers, directors, shareholders, agents, employees, accountants and attorneys, and each of them, harmless from and against all liabilities, claims, damages, losses, costs, attorneys fees and expenses arising directly or indirectly from (a) the conduct of the Company's business, (b) the manner and conduct of any offer or sale of securities by persons or entities other than Nexcore which conduct any business with the Company, (c)
any financial statements or other financial information prepared, provided, published, or disseminated by the Company, or (d) the source or manner of solicitation of any prospective investors referred by the Company to Nexcore. In addition, the Company hereby indemnifies and holds Nexcore, Nexcore's affiliates, officers, directors, shareholders, agents, employees, consultants and attorneys, and each of them, harmless from and against any loss, expense, claim, damage or liability to which Nexcore or said other parties may become subject under any securities act, common law concept, or otherwise, insofar as such loss, expense, claim, damage or liability or action in respect thereof, arises out of or is based in whole or in part on any untrue statement or alleged untrue statement of any material fact made by the Company or in the Memorandum, or the omission thereby of any material fact required to be stated or necessary to make the statement made to a prospective investor not misleading. The Company shall promptly reimburse the indemnified parties for any reasonable legal or other expenses incurred by them in connection with any such indemnified action or claim.

           (b)     The Company will not be liable under this indemnity agreement with respect to any claim made against
Nexcore or any of said other persons related to Nexcore unless the Company is notified in writing of the nature of the claim. The
Company shall be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any such claims, which defense shall be conducted by counsel chosen by it and reasonably satisfactory to Nexcore and the other said person or persons related to Nexcore who are defendants in any suit so brought. In the event that the Company elects to assume the defense of any such suit and retain such counsel, Nexcore or the person or persons who are defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by Nexcore or them. The
Company agrees to notify Nexcore within a reasonable time of the assertion of any claim against it or any person, if any, who controls the Company in connection with the sale of the Shares.

           (c)     Nexcore agrees to indemnify and hold harmless the Company and its affiliates, officers, directors, shareholders, agents, employees, attorneys and accountants against any and all loss, liability, claim, damage and expense whatsoever directly or indirectly resulting from material violations by Nexcore or its representatives of any of Nexcore's representations, warranties or covenants in this Agreement, or of any applicable law, rule or regulation. In case any action is brought against the
Company or any of its affiliates under such laws, regulations or rules on account of such material violation of such representations, warranties or covenants, Nexcore shall have the rights and duties given to the Company, and the Company shall have the rights and duties given to Nexcore, by the provisions of Section 14(b).

    15.     Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Nexcore or any person who controls Nexcore, or by or on behalf of the Company or any person who controls the Company, for a period of four years after the
Offering Termination Date, as that term is defined in the Memorandum.

    16.     Notices. All communications herein shall be in writing and, if sent to Nexcore, shall be mailed, delivered or telegraphed and confirmed to Nexcore, 10509 Vista Sorrento Parkway, Suite 300, San Diego, California, 92121, attention: Jay S.
Potter, President, or, if sent to the Company, shall be delivered or telegraphed and confirmed to it at Electric Aquagenics
Unlimited, Inc., 1464 West 40 South, Lindon, Utah 84042, Gaylord Karren, President.

    17.     Parties. This Agreement shall inure to the benefit of and be binding upon Nexcore, the Company, and Nexcore's and the Company's respective successors and assigns.

    18.     Entire Agreement. This Agreement represents the entire agreement among the parties hereto and may not be amended except by a writing signed by the party against whom enforcement of the provision is sought.

    19.     Injunctive Relief.

              19.1     Damages Inadequate

                          Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other party to this Agreement will not have an adequate remedy at law.

              19.2     Injunctive Relief

                          It is therefore agreed that the other party to this Agreement who is entitled to the benefit of the covenants or provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge a defense that there is an adequate remedy at law.

    20.     Waivers. If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Agreement or otherwise.

    21.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of
California, and the venue for any action hereunder shall be in the appropriate forum in the County of San Diego, State of California.

    22.     Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

    23.     Attorneys' Fees and Costs. In the event that either party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

    24.     Further Acts. The parties to this Agreement hereby agree to execute any other documents and take any further actions which are reasonably necessary or appropriate in order to implement the transactions contemplated by this Agreement.

    25.     Time of Essence. Time is of the essence in the performance of the obligations under this Agreement.

    26.     Authorized Signatures. Each party to this Agreement hereby represents that the persons signing below are duly authorized to execute this Agreement on behalf of their respective party.

    27.     Execution. If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this Agreement along with all counterparts will become a binding agreement among Nexcore and the Company in accordance with its terms.